EXHIBIT 10.1

ALLIANCE DATA SYSTEMS CORPORATION

LOYALTY MANAGEMENT GROUP CANADA INC.

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Fifth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of May 22, 2002, among Alliance Data Systems Corporation, a Delaware corporation (the “US Borrower”), Loyalty Management Group Canada Inc., an Ontario corporation (the “Canadian Borrower”; the US Borrower and the Canadian Borrower being referred to herein individually as “Borrower” and collectively as the “Borrowers”), the Banks party to the Credit Agreement (as such term is defined below) and Harris Trust and Savings Bank, as a Bank and in its capacity as the Administrative Agent and Collateral Agent under the Credit Agreement (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.       The Borrowers, the Administrative Agent, and the Banks are currently party to a certain Amended and Restated Credit Agreement, dated as of July 24, 1998, and amended and restated as of October 22, 1998 (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.        The Borrowers have requested that the Administrative Agent and the Banks amend certain definitions and covenants, and make certain other modifications to the Credit Agreement, and the Administrative Agent and the Banks party hereto are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                                 AMENDMENTS.

Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be and hereby is amended as follows:

1.1.      The definitions of Adjusted Consolidated Net Worth, Excess Cash Flow, Guarantor, Material Debt, Senior Secured Leverage Ratio, Subsidiary, and Supplemental Pledge Agreement appearing in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Adjusted Consolidated Net Worth” of any Person means, at any date, the Consolidated Net Worth of such Person and its Consolidated Subsidiaries plus, in the case of the US Borrower, the then outstanding principal amount of the WCAS Subordinated Note (to the extent the WCAS Subordinated Note has a maturity not earlier than the date which is six months after the Final Maturity Date).

“Debt” of any Person means at any date, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 6.9, Section 6.16 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

“Excess Cash Flow” means, for any fiscal year of the US Borrower, (i) Consolidated Net Income for such period plus (minus) (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes and other non-cash expenses (revenues) which, pursuant to generally accepted accounting principles, were deducted (added) in determining Consolidated Net Income for such period minus (plus) (iii) additions (reductions, other than reductions attributable solely to Asset Sales) to Working Capital for such period minus (iv) the amount of Consolidated Capital Expenditures made during such period (except to the extent financed through the incurrence of Debt (other than through the incurrence of Loans hereunder or loans under the 364-day Revolver) or with equity proceeds) minus (v) the amount of Scheduled Repayments of Term Loans, and the amount of voluntary payments of principal of outstanding Term Loans, in each case, actually made during such period minus (vi) regularly scheduled payments of principal or “rent” (other than capitalized interest) due in accordance with the terms of capital leases and not otherwise deducted in arriving at Consolidated Net Income to the extent actually made during such period minus (vii) the amount of mandatory payments of principal of outstanding Term Loans pursuant to Sections 2.11(A)(e) and (h) actually made, but only to the extent that the net proceeds from the transactions described in such clauses (e) and (h) were added to Consolidated Net Income during such period.

“Guarantor” means, (a) with respect to the Obligations of the US Borrower, (i) ADSC, ADSI, and ADSMB and (ii) each other direct and indirect Domestic Subsidiary of the US Borrower that becomes a Guarantor from time to time, after the Effective Date, pursuant to Section 6.19 and (b) with respect to Obligations of the Canadian Borrower, (i) LMG, the US Borrower, ADSC, ADSI, and ADSMB and (ii) each other direct and indirect Domestic Subsidiary of the US Borrower or Subsidiary of the Canadian Borrower that becomes a Guarantor from time to time, after the Effective Date, pursuant to Section 6.19; provided that (x) WFNB and ADS Reinsurance and their Subsidiaries shall not be required to be Guarantors and (y) one or more indirect Subsidiaries of the US Borrower need not be Guarantors hereunder to the extent the Consolidated Total Assets of all such indirect Subsidiaries not becoming a Guarantor hereunder do not exceed 5% of the Consolidated Total Assets of the US Borrower and its Subsidiaries taken as a whole.

“Material Debt” means Debt (other than the Loans and the reimbursement obligations hereunder):  (i) of a Person and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding U.S. $25,000,000 and (ii) of a Person under the 364-day Revolver.

“Senior Secured Leverage Ratio” of any Person means, at any time, the ratio of (x) all amounts owing by such Person to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document and to the holders of the loans under the 364-day Revolver to (y) Consolidated EBITDA of such Person for the four fiscal quarters then most recently ended.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the US Borrower.  Notwithstanding the foregoing, Subsidiaries of WFNB whose primary business purpose is to facilitate the sale and securitization of WFNB’s credit card receivables shall not constitute a Subsidiary for purposes of Sections 6.9 (Negative Pledge), 6.16 (Debt Limitation), 6.19 (Equity Ownership, Limitation on Creation of Subsidiaries), and 6.24 (Limitation on Voluntary Prepayments and Modifications of Indebtedness, Modifications of Certain Agreements, etc.) of this Agreement.

“Supplemental Pledge Agreement” shall mean the Residual Pledge Agreement, dated as of July 24, 1998, between the US Borrower and the Administrative Agent.

1.2.      Section 1.1 of the Credit Agreement shall be amended by adding the following new definition thereto in alphabetical order:

“ADSC” means ADS Commercial Services, Inc., a Delaware corporation.

“ADSMB” means ADS MB Corporation, a Delaware corporation.

“ADS Reinsurance” means ADS Reinsurance Ltd., a Bermuda corporation.

“Consolidated Total Assets” of any Person means total assets of such Person and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

1.3.      Section 1.1 of the Credit Agreement shall be amended by deleting the definitions of “Eligible IPO”, “Equity Issuance”, “Equity Issuance Documents”, “New Preferred Stock”, and “Year 2000 Problem”.

1.4.      Section 2.11(A)(e) of the Credit Agreement (mandatory prepayments arising out of asset sales) shall be amended by deleting the second proviso appearing at the end thereof and inserting the following proviso in lieu thereof:

provided, further, that the Net Cash Proceeds from an Asset Sale shall not be required to be used to so repay Term Loans to the extent the assets sold pursuant to such Asset Sale, at the time of such Asset Sale, secured Debt permitted pursuant to Section 6.16 (other than Debt outstanding under this Agreement and the 364-day Revolver) and such Net Cash Proceeds do not exceed the amount of Debt so secured.

1.5.      Section 2.11(A)(f) of the Credit Agreement (mandatory prepayments arising out of issuance of Debt) shall be amended by striking the phrase “(other than Debt permitted by Section 6.16 as in effect on the Restatement Effective Date)” and inserting the phrase “(other than Debt permitted by Section 6.16)” in lieu thereof.

1.6.      Section 2.11(A)(g) of the Credit Agreement (mandatory prepayments arising out of issuance of equity) shall be amended by inserting at the end thereof a proviso which shall read as follows:

; provided, however, that cash proceeds not exceeding U.S. $52,000,000 from the US Borrower’s follow-on offering of its equity securities applied to repay the WCAS Subordinated Note on or before December 31, 2002, shall not be required to be applied as a mandatory prepayment hereunder.

1.7.      Section 2.13 of the Credit Agreement (Funding Losses) shall be amended by striking the phrase “(pursuant to Article 2, 6 or 7 or otherwise)” appearing in the third line and inserting the phrase “(pursuant to Article 2, 7 or 9 or otherwise)” in lieu thereof, and such Section shall be further amended by striking the phrase “Section 2.2, 2.9, or 2.11” appearing in the sixth line and inserting the phrase “Section 2.2, 2.9 or 2.10” in lieu thereof.

1.8.      Section 2.14 (Computation of Interest and Fees) shall be amended by striking the cross–reference to “Section 2.11(a)” appearing at the end thereof and inserting the cross-reference “Section 2.12(a)” in lieu thereof.

1.9.      Section 3.2(g) of the Credit Agreement (Each Borrowing) shall be amended by inserting in the 3rd line thereof immediately following the phrase “purported to be covered thereby” the additional parenthetical phrase “(subject to the exceptions set forth therein and in Sections 6.19 and 10.1(a))”, and the parenthetical exceptions for Canadian Security Document filings appearing in lines 9 through 13 thereof shall be restated to read as follows:  “(except, in respect of the Canadian Security Documents, such filings with (w) Quebec filing offices to the extent the value of Collateral located therein at any one time does not exceed U.S. $2,000,000 in the aggregate, (x) the Ontario PPSA filing office to the extent the Ontario Public Service Employees’ Union strike prevents the filing thereof, (y) Canadian trademark authorities to the extent the filing thereof is separately contemplated by the undertaking dated the Effective Date, and (z) land registry offices in connection with leased premises with respect to which landlord consent has not been obtained).”

1.10.    Section 4.13 of the Credit Agreement (Year 2000 Compliance) shall be deleted in its entirety.

1.11.    Section 6.1(g) of the Credit Agreement shall be amended and restated to read as follows:

(g) promptly after the mailing thereof to the public shareholders of the US Borrower, copies of all financial statements, reports and proxy statements so mailed;

1.12.    Section 6.7 of the Credit Agreement (Mergers and Sales of Assets) shall be amended and restated in its entirety to read as follows:

Section 6.7.     Mergers and Sales of Assets.  The Credit Parties will not (x)  consolidate or merge with or into any other Person or (y) sell, lease or otherwise transfer, directly or indirectly, any substantial part of the assets of any Credit Party and its Subsidiaries, taken as a whole, to any other Person; except that the following shall be permitted:  (a) (i) any Credit Party other than the Canadian Borrower may merge with the US Borrower or another Guarantor if after giving effect to such merger, no Default shall have occurred and be continuing and (ii) any Person may be merged with or into any Credit Party pursuant to an acquisition permitted by Section 6.22(b), provided that such Credit Party is the surviving corporation of such merger, (b) the sale of credit card receivables pursuant to securitizations of such credit card receivables, and (c) assets sold and leased back in the normal course of the Borrowers’ business.

1.13     Section 6.9(l) of the Credit Agreement (Negative Pledge) shall be amended by striking the cross-reference to “Section 6.16(vii)” appearing therein and inserting the cross-reference “Section 6.16(vi)” in lieu thereof.

1.14.    Section 6.13 of the Credit Agreement (Adjusted Consolidated Net Worth) shall be amended and restated in its entirety to read as follows:

Section 6.13   Adjusted Consolidated Net Worth.  The US Borrower will not permit its Adjusted  Consolidated Net Worth at any time to be less than the sum of (i) U.S. $500,000,000, plus (ii) an amount equal to 50% of the amount by which the US Borrower’s quarterly Consolidated Net Income (determined at the end of each fiscal quarter, commencing March 31, 2002) exceeds zero, plus (iii) 100% of any proceeds from equity issuances of capital stock of the US Borrower (other than (A) in connection with exercises of stock options of the officers, directors and employees of the US Borrower in the ordinary course of business and (B) proceeds of equity issuances of capital stock used to pay the WCAS Subordinated Note pursuant to Section 6.24 hereof).

1.15.    Section 6.16 of the Credit Agreement (Debt Limitation) shall be amended and restated in its entirety to read as follows:

Section 6.16.  Debt Limitation.  The US Borrower shall not, and shall not permit any of its Subsidiaries, whether now existing or created in the future, to create or retain any Debt other than (i) any Debt created or retained by the US Borrower or such Subsidiary on or before May 2, 1998, (ii) any Debt created or retained by the US Borrower or such Subsidiary in connection with the funds made available to the Borrowers pursuant to this Agreement or the 364–day Revolver (including any intercompany loans of such funds), provided that such loans made by the US Borrower and its Subsidiaries to (x) the Canadian Borrower shall not exceed U.S. $20,000,000 and (y) ADSNZ shall not exceed U.S. $1,500,000 in aggregate principal amount outstanding at any time, and all such loans from the US Borrower to WFNB shall be made pursuant to and evidenced by the WFNB Note, (iii) issuances by WFNB of certificates of deposit to the extent no Default results therefrom pursuant to the other covenants contained in this

Article 6, (iv) intercompany loans not otherwise permitted by clause (ii) of this Section 6.16 made by the US Borrower to ADSI and WFNB, provided that any such intercompany loans to WFNB shall be made pursuant to and evidenced by the WFNB Note, (v) Debt of the US Borrower outstanding pursuant to the WCAS Subordinated Note in an aggregate principal amount not to exceed U.S. $52,000,000, less all repayments of principal thereof, (vi) obligations of the US Borrower or its Subsidiaries as lessee in respect of leases of property which are capitalized in accordance with generally accepted accounting principles and shown on the balance sheet of the US Borrower and its Subsidiaries and which in the aggregate do not at any one time exceed 10% of the Adjusted Consolidated Net Worth of the US Borrower at such time, (vii) the loans outstanding from time to time under the 364-day Revolver in a principal amount not to exceed U.S. $50,000,000 at any one time outstanding, and (viii) other unsecured Debt of the US Borrower and/or its Subsidiaries not to exceed U.S. $10,000,000 in the aggregate outstanding at any time.  Notwithstanding anything to the contrary above in this Section 6.16, the US Borrower may, subject to the applicability of the other covenants contained in this Agreement, issue Permitted Subordinated Debt.

1.16.    Section 6.19 of the Credit Agreement (Equity Ownership; Limitation on Creation of Subsidiaries) shall be amended by (i) inserting the phrase “except as otherwise provided in the definition of Guarantor hereunder,” at the beginning of clause (A)(iii) thereof, (ii) striking the word “counterpart” appearing in clause (A)(iii) and inserting the word “supplement” in lieu thereof, and (iii) inserting the phrase “subject to the 65% limitation contained in clause (A) above for Foreign Subsidiaries” immediately at the end of clause (B)(y) thereof.

1.17.    Subsection (a) of Section 6.21 of the Credit Agreement (Limitation on Issuance of Capital Stock) shall be amended and restated in its entirety to read as follows:

(a) The US Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or (ii) any common stock redeemable at the option of the holder thereof.

1.18.    Section 6.22 of the Credit Agreement (Investments; Restricted Acquisitions) shall be amended by striking the phrase “Domestic Subsidiaries” appearing in subsection (a)(i) thereof and inserting the word “Subsidiaries” in lieu thereof.

1.19.    Section 6.24 of the Credit Agreement (Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certain Other Agreements; etc.) shall be amended and restated in its entirety to read as follows:

Section 6.24 Limitation on Voluntary Payments and Modifications of Indebtedness, Modifications of Certain Other Agreements, etc. The US Borrower will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or make any pre–payment or redemption as a result of any asset sale, change of control or similar event of (including, in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due) the WCAS Subordinated Note or any Permitted Subordinated Debt or (ii) amend or modify, or permit the amendment or modification of, any provision of the WCAS Subordinated Note, the License Agreements or the WFNB Note; provided, however, the US Borrower may prepay the WCAS Subordinated Note in the aggregate principal amount not to exceed U.S. $52,000,000, on or before December 31, 2002, if, and only if, the prepayment of the WCAS Subordinated Note is made directly or indirectly from the proceeds of the US Borrower’s follow-on equity offering.

1.20.    Section 11.4 of the Credit Agreement (Sharing of Set-Offs) shall be amended by striking the phrase “in accordance with the provisions of Section 2.12(B)” and inserting the phrase “pro rata in accordance with their share of the outstanding Obligations” in lieu thereof.

1.21.    The information for notices to the Credit Parties set forth on the signature page to the Original Credit Agreement shall be amended to read as follows:

Address:	800 Tech Center Drive
Gahanna, OH 43230
Attention:	Treasurer
Telephone:	(614) 729-4900
Facsimile:	(614) 729-4949

With a copy to:

Address:	17655 Waterview Parkway
Dallas, TX 75252
Attention:	General Counsel
Telephone:	(972) 348-5135
Facsimile:	(972) 348-5330

SECTION 2.                CONDITIONS PRECEDENT.

The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a)      The Borrowers, the Guarantors, the Administrative Agent, and the Banks shall have executed and delivered this Amendment.

(b)     All legal matters incident to the execution and delivery of this Amendment and the instruments and documents contemplated hereby shall be satisfactory to the Administrative Agent and its counsel.

SECTION 3.                                                 REPRESENTATIONS.

In order to induce the Banks to execute and deliver this Amendment, each Borrower hereby represents to each Bank that as of the date hereof, after giving effect to this Amendment, the representations and warranties set forth in Section 4 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 4.4 shall be deemed to refer to the most recent financial statements of each Borrower delivered to the Administrative Agent) and, after giving effect to this Amendment, (i) each Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

SECTION 4.                                                 MISCELLANEOUS.

(a)           Each Borrower and Guarantor has heretofore executed and delivered to the Administrative Agent and the Banks certain Security Documents and the other Credit Documents and each Borrower and Guarantor hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Security Documents and the other Credit Documents remain in full force and effect and the rights and remedies of the Administrative Agent, the Collateral Agent and the Banks thereunder, the obligations of each Borrower and Guarantor thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents and the other Credit Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

(b)           Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

(c)           The Borrowers agree to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and otherwise relating to this credit facility.

(d)           This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

This Fifth Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION, as a Borrower and Guarantor

By	/s/ Robert Armiak
Name
Title

LOYALTY MANAGEMENT GROUP CANADA INC., as a Borrower

By	/s/ Robert Armiak
Name
Title

Accepted and agreed to as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Bank and as the Administrative Agent

By	/s/Thad D. Rasche
Name
Title

JPMORGAN CHASE BANK

By
Name
Title

BANK ONE, NA

By	/s/ Illegible
Name
	Title	Director

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Clifford F. Cho
Name
Title

THE HUNTINGTON NATIONAL BANK

By	/s/ Illegible
Name
Title	Vice President

KZH ING-2 LLC

By
Name
Title

KZH ING-3 LLC

By	/s/ Joyce Fraser-Bryant
Name
Title	Authorized Agent

PILGRIM AMERICA HIGH INCOME INVESTMENTS, LTD.

By:	ING Investments, Inc., as its Investment Manager

By	/s/ Michel Prince
Name
Title

ING PRIME RATE TRUST

By	ING Investments, Inc., as its Investment Manager

By	/s/ Michel Prince
Name
Title

PILGRIM CLO 1999-1 LTD.

By	ING Investments, Inc., as its Investment Manager

By	/s/ Michel Prince
Name
Title

SUNTRUST BANK

By	/s/ Brian K. Peters
Name
Title

ARCHIMEDES FUNDING II, LTD.

By:	ING Capital Advisors LLC, as Collateral Manager

By	/s/ Gordon Cook
Name
Title

ARCHIMEDES FUNDING III, LTD.

By:	ING Capital Advisors LLC, as Collateral Manager

By	/s/ Gordon Cook
Name
Title

SEQUILS-ING I (HBDGM), LTD.

By	ING Capital Advisors LLC, as Collateral Manager

By	/s/ Gordon Cook
Name
Title

VAN KAMPEN PRIME RATE INCOME TRUST

By	Van Kampen Investment Advisory Corp.

By	/s/ Illegible
Name
	Title	Executive Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ Laura B. Smith
Name
Title

BARCLAYS BANK PLC

By	/s/ Alison A. McGuigan
Name
Title

GUARANTORS’ ACKNOWLEDGMENT AND CONSENT

By their execution of this Amendment, the undersigned each acknowledge and agree that they are Guarantors under the Credit Agreement and have guaranteed the Guaranteed Obligations under Article 10 of the Credit Agreement.  Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that all of each of the undersigned’s obligations as a Guarantor remain in full force and effect.  The undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.  The undersigned acknowledge that the Administrative Agent and the Banks are relying on these assurances in entering into the Amendment set forth above.

ADS ALLIANCE DATA SYSTEMS, INC., as a Guarantor

By	/s/ Robert Armiak
Name
Title

ADS COMMERCIAL SERVICES, INC., as a Guarantor

By	/s/ Robert Armiak
Name
Title

ADS MB CORPORATION, as Guarantor

By	/s/ Robert Armiak
Name
Title

LMG TRAVEL SERVICES LIMITED, as a Guarantor

By	/s/ Robert Armiak
Name
Title